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                                                                  EXHIBIT (h)(4)

                       ADMINISTRATION SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this 21st day of September, 2000, by and between Calamos Investment Trust, a business trust organized under the laws of the commonwealth of Massachusetts (each hereinafter referred to as the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

         WHEREAS, the Trust is a financial services company providing investment opportunities through mutual funds to various investors; and

         WHEREAS, the Trust desires FMFS to provide state registration compliance services for its funds; and

         WHEREAS, FMFS is in the business of providing, among other things, state registration services to investment companies;

         Now, therefore, the parties do mutually promise and agree as follows:

1.       DUTIES AND RESPONSIBILITIES OF FMFS

         A. Prepare and file all initial state registrations and renewals, including all necessary post-effective amendments, sales reports, and other required state filings

         B. Prepare and file all renewals subject to written approval signed by an authorized official of Trust

         C.    Monitor status in each state

         D. Develop Blue Sky sales interface with all relevant discount brokerage and other financial institutions as directed by Trust

         E. Send periodic reports to Trust reflecting status of each state permit

2.       COMPENSATION

         Trust agrees to pay FMFS for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

         These fees may be changed from time to time, subject to mutual written Agreement between Trust and FMFS.

         Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.


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3.       PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

         FMFS shall exercise reasonable care in the performance of its duties under the Agreement. Trust agrees to reimburse and make FMFS whole for any loss or damages (including reasonable fees and expenses of legal counsel) arising out of or in connection with its actions under this Agreement so long as FMFS acts in good faith and is not negligent or guilty of any willful misconduct. Trust accepts all responsibility, including, but not limited to, liability for any recision action for filing state securities registrations, or failing to file securities registrations, for all of its funds listed in Exhibit A, prior to September 21, 2000, or similar date that FMFS assumes responsibility for Blue Sky compliance services.


         FMFS agrees to reimburse and make Trust whole for any loss or damages (including reasonable fees and expenses of legal counsel) arising out of or in connection with its actions under this Agreement so long as Trust acts in good faith and is not negligent or guilty of any willful misconduct or in breach of this Agreement.


         FMFS shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, natural or state emergencies, fire, mechanical breakdown, flood or catastrophe, act of God, insurrection, war, riots, or failure of transportation, communication, or power supply.

         In the event of a mechanical breakdown beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provisions for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

         This indemnification includes any act, omission to act, or delay by FMFS in reliance upon, or in accordance with, any written or oral instruction it receives from any duly authorized officer of Trust.

         Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.


         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of the instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust or of the applicable series thereof.


4.       CONFIDENTIALITY

         FMFS shall handle, in confidence, all information relating to Trust's business which is received by FMFS during the course of rendering any service hereunder.

5.       DATA NECESSARY TO PERFORM SERVICE

         Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.


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6.       TERMS OF AGREEMENT

         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

7.       DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to Trust (if such form differs from the form in which FMFS has maintained, Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

8.       CHOICE OF LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

9.       NOTICES

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services, LLC
               Attn: Mike Malett
               615 East Michigan Street
               Milwaukee, WI  53202

               and notice to the Trust shall be sent to:

               Calamos Asset Management, Inc.
               Attn: Rhowena Blank
               1111 E. Warrenville Road
               Naperville, IL  60563


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


CALAMOS INVESTMENT TRUST                       FIRSTAR MUTUAL FUND SERVICES, LLC



By: /s/ JAMES S. HAMMAN, JR.                   By: /s/ JOE D. REDWINE
   ----------------------------------              -----------------------------

Attest: /s/ RHOWENA BLANK                      Attest: /s/ BOB KERN
        -----------------------------                  -------------------------



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                                                                       EXHIBIT A

                            ADMINISTRATION SERVICING
                               ANNUAL FEE SCHEDULE

                   Separate Series of Calamos Investment Trust

NAME OF SERIES                                                     DATE ADDED
--------------                                                     ----------
Convertible Fund                                                     9/21/00
Convertible Growth and Income Fund                                   9/21/00
Market Neutral Fund                                                  9/21/00
Growth Fund                                                          9/21/00
Global Convertible Fund                                              9/21/00
High Yield Fund                                                      9/21/00
Convertible Technology Fund                                          9/21/00


$1,000 CONVERSION COST (One-time at service inception)

ANNUAL FEE PER FUND
                                 $7,000 per year per fund

PLUS OUT-OF-POCKET EXPENSES INCLUDING, BUT NOT LIMITED TO:
                                 Postage
                                 Stationary
                                 Special Reports
                                 Federal and State Regulatory Filing Fees
                                 Certain insurance premiums
                                 Expenses from board of directors meetings
                                 Auditing and Legal Expenses
                                 All other Out-of-Pocket Expenses

FEES ARE BILLED MONTHLY